EXHIBIT 99.1



                        CHINA DIRECT REPORTS NINE MONTHS
                          REVENUE $8.4 MILLION UP 1160%
                         VERSUS 2005, NINE MONTHS INCOME
                              UP 270% VERSUS 2005?

COOPER CITY, FL--(MARKET WIRE)--Nov 16, 2006 -- China Direct Trading Corp. (OTC BB:CHDT.OB - News) ("China Direct" or "CHDT") today announced consolidated financial results for the third quarter and first nine months of fiscal year 2006, ended September 30, 2006.

Revenues for the 3rd Quarter FY2006 were $1,917,557, an increase of 747% over revenue of $256,788 from the corresponding 3rd quarter of 2005. First nine months 2006 revenue totaled $8,399,323 as compared to revenue of $722,158 for the first nine months of 2005. Revenue growth in 2006 was primarily due to generator sales driven through the 51%-owned Complete Power Solutions, LLC subsidiary ("CPS").

Net income (loss) for the 3rd quarter totaled ($102,412) as compared to a loss of ($80,599) in the corresponding Q3 of FY2005. Net income for the first nine months increased to $315,191 as compared to a loss for the first nine months of 2005 of $(184,464).

"The lack of storms in the third quarter gave us and our subsidiaries time to establish a solid foundation for growth going forward -- we used this quarter to catch up on backlogged generator orders. The acquisition of Capstone Industries is yielding immediate revenue and profit traction in the fourth quarter, and we are now starting to see roof tiles sales flow into the revenue mix," said Howard Ullman, CEO/President of China Direct. "We are focused on growing revenues, driving costs down and increasing profits."

INVESTOR TELECONFERENCE: China Direct senior management is hosting a 3rd Quarter FY2006 results conference call on Thursday, November 16, 2006 at 10:00 AM Eastern Time. To participate callers dial in to (712) 580-6300 and enter access code 1076491#. A replay of the call will be available for two weeks and will be accessible at (641) 985-5000, access code 1076491#. If investors have questions they would like addressed on the conference call, they may email their questions, in advance, to rich@chdt.us.

Income Statement and Balance Sheet Follows:




           CHINA DIRECT TRADING CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                              (Unaudited)               (Unaudited)
                          For the Three Months      For the Nine Months
                          Ended September 30,       Ended September 30,
                            2006         2005         2006         2005
                        -----------  -----------  -----------  -----------

Revenues                $ 1,917,557  $   256,788  $ 8,399,323  $   722,158
Cost of Sales            (1,722,310)    (215,235)  (5,765,539)    (542,611)
                        -----------  -----------  -----------  -----------
       Gross Profit         195,247       41,553    2,633,784      179,547
                        -----------  -----------  -----------  -----------

Operating Expenses:
  Sales and marketing        41,363        1,462      214,922        7,588
  Compensation                    -       50,000      100,000      150,000
  Other General and
   administrative            33,937       70,331    1,259,152      205,335
                        -----------  -----------  -----------  -----------
       Total Operating
        Expenses             75,300      121,793    1,574,074      362,923
                        -----------  -----------  -----------  -----------

Net Operating Income
 (Loss)                     119,947      (80,240)   1,059,710     (183,376)

Other Income (Expense):
  Interest income             6,289            7        8,439           18
  Interest expense          (24,746)        (366)     (66,470)      (1,106)
                        -----------  -----------  -----------  -----------

Net Income (Loss)
 before minority
 interest                   101,490      (80,599)   1,001,679     (184,464)
Minority interest          (203,902)           -     (686,488)           -
                        -----------  -----------  -----------  -----------

Net Income (Loss)       $  (102,412) $   (80,599) $   315,191  $  (184,464)
                        ===========  ===========  ===========  ===========

Weighted Average Shares
 Outstanding            543,122,028  517,232,972  543,122,028  516,348,305
                        ===========  ===========  ===========  ===========

Income (Loss) per
 Common Share           $         -  $         -  $         -  $         -
                        ===========  ===========  ===========  ===========




           CHINA DIRECT TRADING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS

                                               (Unaudited)
                                              September 30,    December 31,
                                                  2006            2005
                                              -------------  -------------
Assets:

Current assets:
   Cash                                       $     111,258  $       9,090
   Accounts receivable - net                      3,383,624          4,000
   Advances                                          52,039              -
   Inventory                                      1,556,922         11,760
   Prepaid expense                                   65,538              -
                                              -------------  -------------

     Total Current Assets                         5,169,381         24,850
                                              -------------  -------------

Fixed assets:
   Communications equipment                          12,941              -
   Computer equipment                                35,238          4,965
   Computer software                                  6,724              -
   Transportation equipment                         365,303              -
   Machinery and equipment                          191,280              -
   Furniture and fixtures                            86,787              -
   Leasehold improvements                            31,819              -
   Less: Accumulated Depreciation                  (235,868)        (2,132)
                                              -------------  -------------

     Total Fixed Assets                             494,224          2,833
                                              -------------  -------------

Other non-current assets:
   Deposits                                          69,724          1,775
   Goodwill                                       3,532,307              -
                                              -------------  -------------

     Total other non-current assets               3,602,031          1,775
                                              -------------  -------------

         Total assets                         $   9,265,636  $      29,458
                                              =============  =============

Liabilities and Stockholders' Deficit:

Current Liabilities:
   Accounts payable, trade                    $   1,054,144  $      35,666
   Accrued expenses                                 657,629        496,783
   Customer deposits                                769,774         24,891
   Notes payable - current maturities                80,535              -
   Related party payables                            16,011         16,011
                                              -------------  -------------
         Total Current Liabilities                2,578,093        573,351
                                              -------------  -------------

Long-Term Liabilities:
   Notes payable - less current maturities          268,861              -
   Stockholder loans payable                      1,604,833              -
   Investor loans payable                           665,100              -
                                              -------------  -------------
         Total Long-Term Liabilities              2,538,794              -
                                              -------------  -------------

         Total Liabilities                        5,116,887        573,351
                                               -------------  -------------

Minority Interest                                    945,691              -
                                               -------------  -------------

Stockholders' Deficit:
   Preferred Stock, Series B,  par value $.01
    per share
     Authorized 100,000,000 shares, Issued
      548,966 shares at September 30, 2006
      and -0- shares at December 31, 2005             5,490              -
   Preferred Stock, Series A, par value $.001
    per share
     Authorized 100,000,000 shares, Issued
      1,264,000 shares at September 30, 2006
      and 8,000 shares at December 31, 2005           1,264              8
   Common Stock, par value $.0001 per share
     Authorized 600,000,000 shares, Issued
      554,181,750 Shares at September 30,
      2006 and December 31, 2005                     55,418         54,313
   Additional paid-in capital                     4,256,574        832,665
   Accumulated deficit                           (1,115,688)    (1,430,879)
                                              -------------  -------------

     Total Stockholders' Deficit                  3,203,058       (543,893)
                                              -------------  -------------

     Total Liabilities and
      Stockholders' Deficit                   $   9,265,636  $      29,458
                                              =============  =============


About China Direct: China Direct (http://www.chdt.us) is a public holding company engaged through its operating subsidiaries in the following business lines: Overseas Building Supply (OBS) is engaged in manufacturing, distribution and logistics of building materials including but not limited to generators, roof tiles, interior doors, and insulation materials; Complete Power Solutions (http://www.completepower247.com) is a majority-owned subsidiary engaged in a turnkey solution for standby commercial and residential power generation; Souvenir Direct Inc. (SDI) and Capstone Industries, Inc. (www.capstoneindustries.com) are companies engaged in product development, manufacturing, distribution, logistics and product placement into mass retail of consumer items. None of the web site URLs listed in this press release is incorporated into or is part of this press release.

Forward-Looking Statements: This press release, including any financial information and projections, contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These
statements are based on China Direct's and its subsidiaries' managements' current expectations and assumptions, and involve risks and uncertainties. Such expectations and assumptions may prove to be faulty or incorrect and actual results may differ significantly, materially from those anticipated results set forth in such statements. No forward-looking statement is or can be guaranteed. Current revenues and revenue growth is not a reliable indicator of future financial results and should not be relied upon by investors as such an indicator. The sale of power generators can be affected by a number of factors that are beyond the control of China Direct or CPS, including seasonal sales cycles, availability of affordable inventory financing, predatory pricing by competitors and weather conditions. China Direct and CPS undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Current or historical financial results are not necessarily an indicator of future financial results, especially for a micro cap company like CHDT. Forward-looking statements in this press release and risks associated with any investment in China Direct, which is a "penny stock" company (and as such is deemed a "highly risky investment") should be evaluated together with the many uncertainties that affect our business, particularly those stated in the cautionary statements and risk factors in current and future China Direct SEC Filings, which statements we hereby incorporate by reference herein. Such risks include, but are not limited to, Foreign, national, state and local government regulation, actions or initiatives, Changes in general economic conditions, consumer spending habits, or the sales environment which, in each case, could reduce demand for our products; Risks as a distributor of products produced by other companies; The risk our outstanding litigation could result in settlements or judgments which are material to us; Dilution from any potential issuance of common or convertible preferred stock or convertible debt in connection with financings or acquisition activities; and risks that we may not realize or anticipate from the expected increased sales and profits and other benefits from CPS and Capstone.




CONTACT:
     Contact:
     941.918.1913
                                  rich@chdt.us